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Exhibit 1.1

        1,750,000 Shares of Common Stock

CENTRAL PACIFIC FINANCIAL CORP.

UNDERWRITING AGREEMENT

March    , 2005

BEAR, STEARNS & CO. INC.
as Representative of the
several Underwriters named in
 Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

        Central Pacific Financial Corp., a corporation organized and existing under the laws of Hawaii (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,750,000 shares (the "Firm Shares") of the Company's common stock, no par value per share (the "Common Stock"). The Company proposes to sell, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 262,500 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

        1.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof and as of each Closing Date and Additional Closing Date (as defined below) that:

          (a)   The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-122723), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file the Prospectus with the

  Commission pursuant to Rule 424(b) under the Securities Act ("Rule 462(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement, or filed with the Commission pursuant to Rule 424 under the Securities Act, is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          (b)   At the time of the effectiveness of the Registration Statement any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the accuracy of this representation and warranty shall not be deemed to be affected if the Company ceases to comply with the eligibility requirement of General Instruction I.A.3.b. of Form S-3 upon the filing of its annual report on Form 10-K for the year ended December 31, 2004 solely because if has availed itself of the temporary exemption set forth in Securities Exchange Act Release No. 50754 (Nov. 30, 2004) permitting omission from its annual report on Form 10-K of the management report and auditors' attestation relating to internal control over financial reporting. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act and the Rules and

  Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein ("Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the material included in the third and seventh paragraphs of text under the caption "Plan of Distribution" in the Prospectus.

          (c)   The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the EDGAR system.

          (d)   KPMG LLP, independent registered certified public accounting firm, ("KPMG"), who have certified the audited financial statements and supporting schedules included or incorporated in the Registration Statement or underlying financial information included or incorporated in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (e)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, the Company has not paid any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change on (i) the business, properties, operations, condition (financial or other), Shareholder' equity or results of operations of the Company and each subsidiary of the Company that is a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X of the Rules and Regulations (the "Subsidiaries"), taken as a whole; (ii) the capital stock of the Company; (iii) the Company's ability to consummate the transactions contemplated by this Agreement and the Prospectus; or (iv) the validity or enforceability of the Company's obligations hereunder or under the Prospectus, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions that are material to the Company and the Subsidiaries taken as a whole, except for liabilities or obligations that are reflected in the Registration Statement and the Prospectus or other documents publicly filed by the Company with the Commission.

          (f)    This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (g)   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any of the Subsidiaries, or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets the violation of which would have a material adverse effect on the business, properties, operations, condition (financial or other), Shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective operations, properties or assets or from any third party is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, by the Registration Statement and by the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Securities Act of the Shares, which has been obtained, and except for those the absence of which would not have a Material Adverse Effect, and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, which shall have been obtained on or prior to the Closing Date.

          (h)   The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization" and, after giving effect to the Offering, will be as set forth in the column entitled "As Adjusted" under the caption "Capitalization". All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale of Shares in the Offering, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement; the Shares to be delivered on the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof in the Offering; and the Common Stock, the Firm Shares and the Additional Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any shares of its capital stock or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights convertible securities or obligations.

          (i)    All of the issued shares of capital stock of each of its Subsidiaries has been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly by the Company or one of its Subsidiaries free and clear of all liens, encumbrances, equities or claims.

          (j)    Each of the Company and the Subsidiaries has been duly organized or formed and is validly existing as a corporation, partnership or limited liability company (or foreign equivalent of such entity forms) in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction where its ownership or leasing of property or its conduct of business requires it to be so qualified, except for any such failure to be so qualified or in good standing that would not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite corporate (or comparable) power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the "Consents") of and from all public, regulatory or governmental agencies and bodies and third parties, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus except for those the absence of which would not reasonably be expected to have a Material Adverse Effect.

          (k)   There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries in the aggregate.

          (l)    Neither the Company nor, to the Company's knowledge, any of its Affiliates (as such term is defined under Rule 144 of the Securities Act) has taken, nor will any of them take, directly or indirectly, any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (m)  The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition and results of operations of the Company, its consolidated subsidiaries and the other entities for which financial statements are included or incorporated by reference in the Registration Statement and the Prospectus at the dates indicated and the periods indicated, and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

          (n)   The pro forma and as adjusted financial information included or incorporated by reference in the Prospectus present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

          (o)   In the opinion of the Company, the assumptions used in preparing the pro forma and as adjusted financial information included or incorporated by reference in each of the Registration Statement and the Prospectus are reasonable and the related pro forma and as adjusted adjustments give appropriate effect to those assumptions.

          (p)   No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (q)   The Company is not, and upon consummation of the transactions contemplated hereby, and at all times up to and including the application of net proceeds as described in the Prospectus, will not be subject to registration as an "investment company" under the Investment Company Act of 1940.

          (r)   The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described or incorporated by reference in the Registration Statement and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, respectively, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus, or as disclosed in the Company's public filings, or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

          (s)   The Company and each of the Subsidiaries has timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Subsidiaries' Federal, state, or other taxes is pending or, to the best of the Company's knowledge, threatened that is reasonably expected to result in a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries that is reasonably expected to result in a Material Adverse Effect.

          (t)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange ("NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

          (u)   The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied; provided, however, that the accuracy of this representation and warranty shall not be deemed to be affected if the Company ceases to comply with the eligibility requirement of General Instruction I.A.3.b. of Form S-3 upon the filing of its annual report on Form 10-K for the year ended December 31, 2004 solely because if has availed itself of the temporary exemption set forth in Securities Exchange Act Release No. 50754 (Nov. 30, 2004) permitting omission from its annual report on Form 10-K of the management report and auditors' attestation relating to internal control over financial reporting.

          (v)   The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, including any exemptive orders issued thereunder and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and Additional Closing Date, if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (w)  The Company has filed or incorporated by reference as exhibits to the Registration Statement all material contracts, understandings and agreements to which the Company is a party and that are required to be filed pursuant to Item 601 of Regulation S-K.

          (x)   The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established, subject to the completion of management's assessment of internal control over financial reporting; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies of which the Company is aware after reasonable investigation, as of the date hereof, in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, of which the Company is aware after reasonable investigation, as of the date hereof, that involves management or other employees who have a significant role in the Company's internal control over financial reporting; any material weaknesses in the design or operation of internal control over financial reporting of which the Company is aware after reasonable investigation, as of the date hereof, have been identified to the Company's auditors.

          (z)   Neither the Company nor any of the Subsidiaries (i) is in violation of its charter or by-laws, partnership agreement, limited liability company agreement or other organizational documents, as applicable, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except any violation or default with respect to clause (i), (ii) or (iii) that would not reasonably be expected to have a Material Adverse Effect.

          (aa) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and its Subsidiaries (i) is in compliance, in all material respects, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, its Subsidiary that is an insured depository institution has a Community Reinvestment Act rating of "satisfactory" or better; (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all governmental authorities that are required in order to permit the Company or such subsidiary to carry on its business as currently conducted, except for those the failure of which to possess would not reasonably be expected to have a Material Adverse Effect; (iii) has not received any communication from any governmental authority (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (A) asserting that the Company or any Subsidiary is not in material compliance with any statutes, regulations or ordinances, except where such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation (the "FDIC") deposit insurance; and (iv) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any Subsidiary and neither it nor any Subsidiary has been advised by any such governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (bb) The Company, and the Subsidiaries currently maintain, or are covered by, insurance in such amounts and covering such risks as is considered by each of them to be reasonable for their respective operations and their known liabilities contingent and otherwise and as is customary for companies engaged in the banking industry. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.

          (cc) The Company and each of the Subsidiaries owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (the "Intellectual Property") necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except such failures to own or possess the Intellectual Property that would not reasonably be expected to result in a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others except for such conflicts that are not reasonably expected to result in a Material Adverse Effect. To the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim that if adversely determined against the Company is likely to result in a Material Adverse Effect.

          (dd) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the Company's knowledge, is imminent, which would reasonably be expected to have a Material Adverse Effect.

          (ee) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations published thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) that is subject to Title IV of ERISA for which the 30-day advance notice requirements have not been waived and for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service with respect to its qualified status and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

          (ff)  Neither the Company nor any of its subsidiaries has violated any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (gg) Except as disclosed in the Prospectus and other than exceptions to any of the following that would not individually or in the aggregate have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is (A) in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (B) owns or operates any real property that, to the knowledge of the Company, is contaminated with any substance that is subject to any Environmental Laws, (C) to the knowledge of the Company, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, (D) is subject to any claim relating to any Environmental Laws or (E) is aware of any pending investigation which could reasonably be expected to lead to such a claim.

          (hh) The Company has not prior to the date hereof offered or sold any securities that would be "integrated" with the offer and sale of the Shares pursuant to the Registration Statement.

          (ii)   There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offering, other than as contemplated by this Agreement.

          (jj)   The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are now in effect.

          (kk) The Company is in material compliance with all applicable corporate governance requirements set forth in the NYSE's Listed Company Manual that are now in effect.

          (ll)   Neither the Company, any of the Subsidiaries nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters' shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        2.    Purchase, Sale and Delivery of the Shares.

          (a)   On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $            , that proportion of the number of Firm Shares set forth in Schedule II opposite the name of the Company, as the case may be, which the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, bears to the total number of Firm Shares.

          (b)   Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Manatt, Phelps & Phillip, LLP, 11355 W. Olympic Boulevard, Los Angeles, California 90064 ("Underwriters' Counsel") or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Rules and Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or such other time not later than ten business days after the date on which the offering price is determined shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Date").

          (c)   Payment for the Shares shall be made to or upon the order of the Company by wire transfer in U.S. Federal (same day) funds to bank accounts designated by the Company, upon delivery of certificates for the Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters against receipt therefor signed by the Representative. Certificates for the Shares to be delivered to the Representative shall be registered in such name or names and shall be in such denominations as the Representative may request at least one business day before the Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (d)   In addition, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 262,500 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in Section 2(a), for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date (in which case the option may be exercised on any day preceding the Closing Date) or earlier than the business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one full business day prior to the Additional Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

        If the option is exercised as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, will purchase from the Company that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares, subject, however, to such adjustments to eliminate any fractional shares as the Representative in its sole discretion shall make.

        Payment for the Additional Shares to be sold by the Company shall be made to the Company, by wire transfer in U.S. Federal (same day) funds to bank accounts designated by the Company, at the offices of Underwriters' Counsel, as may be mutually acceptable upon delivery of the certificates for the Additional Shares to the Representative for the respective accounts of the Underwriters.

        3.    Offering.    The Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

        4.    Covenants of the Company.    The Company covenants and agrees with each of the Underwriters that:

          (a)   The Registration Statement and any amendments thereto have become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence reasonably satisfactory to the Representative of such timely filing.

        The Company will notify the Representative as soon as practicable (and, if requested by the Representative, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any amendments to the Registration Statement (including pursuant to Rule 462(b)), or any supplement, revision or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall use reasonable best efforts to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company shall make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that materially differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement, or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus, to which the Representative shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b)   The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time (i) to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, or (ii) to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, in the case of clause (i) above, the Company will notify the Representative promptly and prepare and file with the Commission, an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c)   The Company will promptly deliver to each of the Underwriters and Underwriters' Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Representative may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City at such address(es) as the Representative specifies, and in such quantities as the Representative may reasonably request.

          (d)   The Company shall promptly deliver to each of the Underwriters and to Underwriters' Counsel copies of the Preliminary Prospectus, and the Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act. The Company shall also furnish to each of the Underwriters copies of the Final Prospectus as requested by any of the Underwriters.

          (e)   The Company will use its best efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (f)    The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

          (g)   During the period of 90 days from the date of the final prospectus, the Company will not, directly or indirectly, without prior written consent of the Representative, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of the Subsidiaries, and, other than for the Registration Statement, the Company will not file a registration statement under the Securities Act in connection with any of the foregoing by the Company or for any shareholder, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145, and the Company will use its reasonable efforts to obtain the undertaking in substantially the form of Annex II hereto of each of its officers and directors listed on Schedule III not to engage in any of the aforementioned transactions on their own behalf for a period of ninety (90) days from the date of the Prospectus, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; and (iii) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option and equivalent employee benefit plans in effect on the date hereof.

          (h)   The Company will apply the net proceeds it receives from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

          (i)    The Company will use its best efforts to list and maintain the listing of the Shares on NYSE.

          (j)    The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder or permitted by any exemptive order issued by the Commission.

        5.    Payment of Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other reasonable expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, the blue sky memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; (vi) any stock transfer taxes incurred in connection with this Agreement or the Offering other than stock transfer taxes incurred upon resale of the Shares by the Underwriters; and (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares. The Company also will pay or cause to be paid: (A) the cost of preparing stock certificates; (B) the cost and charges of any transfer agent or registrar; and (C) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section 5, and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them; provided that, if this Agreement shall not be consummated because of the conditions in Section 6 hereof (other than set forth in paragraph (c) thereof relating to the receipt by the Underwriters of an opinion from Underwriters' Counsel) are not satisfied or by any reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with the terms hereof on their part to be performed, as applicable, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for all reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

        6.    Conditions of Underwriters' Obligations.    The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy in all material respects of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company in all material respects of its obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Registration Statement shall have become effective and all necessary approvals from the NYSE shall have been received not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by the Representative; if the Company shall have elected to rely upon Rule 430A of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b)   At the Closing Date, the Representative shall have received the favorable written opinion of McCorriston Miller Mukai MacKinnon LLP and Sullivan & Cromwell LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex I.

          (c)   All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representative may require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d)   At the Closing Date, the Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that to the best of their knowledge after reasonable investigation (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing

  Date the representations and warranties of the Company set forth in Section 1 hereof are accurate in all material respects, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with in all material respects, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change in the capital stock or long-term debt, if any, of the Company or any of the Subsidiaries or any change, or any development involving a prospective material adverse change, in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (e)   At the time this Agreement is executed and at the Closing Date, the Representative shall have received a comfort letter, from KPMG dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and Underwriters' Counsel.

          (f)    Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt, if any, of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or properties of the Company and the Subsidiaries taken as a whole, including, without limitation, the occurrence of a fire, flood, explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

          (g)   The Representative shall have received a lock-up agreement from each person who is a director or an officer of the Company and listed on Schedule III hereto, substantially in the form attached hereto as Annex II.

          (h)   At the Closing Date, the Shares shall have been approved for listing on the NYSE.

        In the event the Underwriters exercise their option to purchase the Additional Shares, all of the conditions in this Section 6 must be satisfied in connection with such Additional Shares on or prior to the Additional Closing Date.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters' Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

        7.    Indemnification.

          (a)   The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act or who is an affiliate or partner of any Underwriter against any losses, liabilities, claims, and damages, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, liabilities, claims or damages (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, in addition to local counsel; provided, further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters' Information defined in Section 1(b) above; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a prospectus relating to such Shares was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter. This indemnity will be in addition to any liability that the Company may otherwise have.

          (b)   Each Underwriter severally, and not jointly, will indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, and damages, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, liabilities, claims or damages (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that any such loss, liability, claim, or damage arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters' Information defined in Section 1(b) above; provided, however, that the Underwriters shall not be liable for the fees and expenses of more than one law firm, in addition to local counsel. This indemnity will be in addition to any liability that any Underwriter may otherwise have.

          (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, an indemnifying party may participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under Section 7 or 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.

        8.    Contribution.    In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount received by the respective Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who is an affiliate or partner of any Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

        9.    Default by an Underwriter.

          (a)   If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters; but nothing shall relieve a defaulting Underwriter from liability for its default.

          (b)   In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Representative may in its sole discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 36 hours after such a default the Representative does not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, then the Company shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the Representative to purchase such Shares on such terms. If the Company is unable to procure such party or parties within the prescribed time period, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except as provided in Sections 5, 7(a) and 8 below) or the non-defaulting Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c)   In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties set forth in subsection (b) above, the Representative or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus, which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

        10.    Survival of Representations and Agreements.    All representations and warranties, covenants and agreements of the Underwriters, the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted hereto or thereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

        11.    Effective Date of Agreement; Termination.

          (a)   This Agreement shall become effective, upon the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representative or by the Representative notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

          (b)   The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York Stock Exchange, the NASDAQ or the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the NASDAQ or the American Stock Exchange by the New York Stock Exchange, the NASDAQ or the American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

          (c)   Any notice of termination pursuant to this Section 11 shall be in writing.

          (d)   If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Representative as provided in Section 11(a) hereof or (ii) Section 9(b)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith as provided in Section 5.

        12.    Notices.    All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

          (a)   if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Capital Markets, (800) 515-2327, with a copy to Manatt, Phelps & Phillips, LLP, 11355 W. Olympic Boulevard, Los Angeles, California 90064, Attention: Gordon M. Bava, Esq., (310) 312-4224.

          (b)   if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at the address set forth in the Registration Statement, Attention: Dean K Hirata,

  (808) 531-2875, with a copy to Sullivan & Cromwell LLP, 1888 Century Park East, Suite 2100, Los Angeles, California 90067, Attn: Alison S. Ressler, Esq., (310) 712-8800;

        provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        13.    Parties.    This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, and the Company, the controlling persons, affiliates, partners, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, affiliates, partners and officers and directors and their heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

        14.    Governing Law.    This Agreement shall be governed by and construed in accordance with the substantive laws and not the conflict laws of the State of New York. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the federal district court for the Southern District of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

        15.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which may be delivered by facsimile and shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        16.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        17.    Time is of the Essence.    Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

[signature page follows]

        If the foregoing correctly sets forth the understanding among the Representative and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the parties. It is understood that acceptance of this letter by the Representative on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

Very truly yours,

CENTRAL PACIFIC FINANCIAL CORP.

By:
Name: Title:

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By:
Name: Title:

On behalf of themselves and the other Underwriters named in Schedule I hereto.

SCHEDULE I

NAME OF UNDERWRITER	TO BE PURCHASED NUMBER OF FIRM SHARES
Bear, Stearns & Co. Inc.
Sandler O'Neill & Partners, L.P.
RBC Capital Markets
Total:	1,750,000

I-1

SCHEDULE II

NAME	NUMBER OF FIRM SHARES TO BE SOLD TO THE UNDERWRITERS	MAXIMUM NUMBER OF ADDITIONAL SHARES TO BE SOLD TO THE UNDERWRITERS
Central Pacific Financial Corp.	1,750,000	262,500

II-1

SCHEDULE III

Officers and Directors

Officers

Directors

III-1

ANNEX I

Form of Opinion of Company Counsel

ANNEX II

Form of Lock-Up Agreement

QuickLinks

SCHEDULE I
SCHEDULE II
SCHEDULE III Officers and Directors
ANNEX I Form of Opinion of Company Counsel
ANNEX II Form of Lock-Up Agreement